SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549

                                     FORM 8-K/A#1

                                  CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported) August 6, 1999

                                   TECHDYNE, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

           Florida                    0-14659                 59-1709103
----------------------------       -----------            -------------------
(State or other jurisdiction       (Commission              (IRS Employer
      of incorporation)            File Number)           Identification No.)

      2330 West 77th Street, Hialeah, Florida              33016
     ----------------------------------------           ----------
     (Address of principal executive offices)           (Zip Code)

     Registrant's telephone number, including area code (305) 556-9210

Item 4.  Changes in Registrant's Certifying Accountant

     Effective August 6, 1999, the board of directors of Techdyne, Inc. (the "Company") upon the recommendation of its audit committee terminated its relationship with its independent accountants, Ernst & Young LLP ("E&Y") and engaged new independent accountants, Wiss & Company, LLP, which firm will do the Company's annual audit for its 1999 fiscal year.

     E&Y's report on the Company's financial statements for the last two fiscal years ended December 31, 1998 contained no adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the two most recent fiscal years ended December 31, 1998 and subsequent interim period to the date of termination, August 6, 1999, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure nor any "reportable events" as defined in Item 304(a)(1)(iv) of Regulation S-K of the SEC.

     The Company has provided E&Y with a copy of the disclosures as contained in this report and has requested E&Y to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made in this report. A copy of E&Y's letter to the SEC, dated August 27, 1999, is filed as Exhibit 16 to this current report on Form 8-K/A#1.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Businesses Acquired

          Not Applicable

     (b)  Pro Forma Financial Information

          Not Applicable

     (c)  Exhibits

          (16)  Letter re change in certifying accountant

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TECHDYNE, INC.

                                          /s/ Thomas K. Langbein
                                       By:--------------------------------
                                          THOMAS K. LANGBEIN, Chairman
                                          of the Board and Chief Executive
                                          Officer

Dated:  August 27, 1999